UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

Nxu, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41509	92-2819012
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1828 N. Higley Rd. Ste 116, Mesa, AZ 85205
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 309-5425

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NXU	NASDAQ

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12B-2 of the Securities Exchange act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2025, the Board of Directors (the “Board”) of Nxu, Inc. (the “Company”) elected Erin Essenmacher to serve as a director on the Board, effective immediately, to fill the vacancy on the Board. The Board determined that Ms. Essenmacher is an independent director within the meaning of the listing rules of the Nasdaq Stock Market. Ms. Essenmacher will serve as an independent director until her successor is duly elected and qualified or until her resignation or removal. The Board also appointed Ms. Essenmacher to fill an existing vacancy on the Audit Committee of the Board.

In connection with her appointment, the Company entered into a Board of Directors Agreement (the “Director Agreement”) with Ms. Essenmacher, pursuant to which she will receive (1) $20,000 in cash as the compensation for the first financial quarter of 2025 through the earlier of (i) the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 23, 2024, by and among the Company, Verde Bioresins, Inc., NXU Merger Sub, Inc. and NXU Merger Sub, LLC (the “Merger Agreement”), and (ii) March 31, 2025, and (2) if the Director Agreement is not terminated in accordance with its terms, a $25,000 per quarter cash stipend following the close of each financial quarter beginning with the calendar quarter beginning on April 1, 2025 and ending with the calendar quarter beginning January 1, 2026, provided that Ms. Essenmacher continues to serve as a director of the Company through the end of the applicable financial quarter. The Director Agreement terminates on the earliest of (x) the date of the closing of the transactions contemplated by the Merger Agreement, (y) the 2025 annual meeting of stockholders, and (z) her resignation, removal or death.

In addition, Ms. Essenmacher is expected to enter into an indemnification agreement with the Company, a form of which was filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on April 1, 2024.

There are no arrangements or understandings between Ms. Essenmacher and any other person pursuant to which she was selected to serve on the Board. There are also no transactions or relationships between Ms. Essenmacher and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The preceding summary of the Director Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Director Agreement, which is expected to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXU, INC.

Date: January 13, 2024	By:	/s/ Mark Hanchett
Mark Hanchett
Chief Executive Officer